EXHIBIT 99.2

Paradigm Convergence Technologies Corporation

(Formerly EUR-ECA, Ltd.)

Financial Statements

December 31, 2015 and 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Paradigm Convergence Technologies Corporation

We have audited the accompanying balance sheet of Paradigm Convergence Technologies Corporation as of December 31, 2015 and 2014, and the related statements of income, stockholders’ equity (deficit), and cash flows for each of the years in the two year period ended December 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paradigm Convergence Technologies Corporation as of December 31, 2015 and 2014, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has an accumulated deficit of $1,773,331 and recurring net losses as of December 31, 2015 which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

May 13, 2016

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Paradigm Convergence Technologies Corporation

(Formerly EUR-ECA, Ltd.)

Balance Sheets

	December 31, 2015	December 31, 2014
ASSETS
CURRENT ASSETS
Cash	$42,486	$20,574
Accounts receivable	61	—
Inventory	68,565	35,914
Prepaid expenses	10,054	—
Total current assets	121,166	56,488

FIXED ASSETS
Property and Equipment, net	80,504	61,735

OTHER ASSETS
Intangible assets, net	16,749	41,230
Deposits	21,450	—

TOTAL ASSETS	$239,869	$159,453

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$34,824	$—
Accrued expenses	17,608	7,972
Deferred revenue	1,398	—
Due to shareholder	—	1,333
Notes payable – related parties	130,000	—
Convertible notes payable, net	48,566	—
Total current liabilities	232,396	9,305

TOTAL LIABILITIES	232,396	9,305

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value; 75,000,000 authorized; 20,737,500 and 23,237,500 issued and outstanding at December 31, 2015 and 2014, respectively	21,188	23,688
Additional paid-in capital	1,760,066	1,405,951
Treasury stock	(450)	(450)
Accumulated deficit	(1,773,331)	(1,279,041)
Total stockholders' equity	7,473	150,148

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$239,869	$159,453

The accompanying notes are an integral part of these financial statements.

4

Paradigm Convergence Technologies Corporation

(Formerly EUR-ECA, Ltd.)

Statements of Operations

	For the year ended December 31,
	2015	2014
REVENUES
License fee revenue	$—	$400,000
Product revenue	141	—
Cost of sales - product	—	—
Gross profit	141	400,000

EXPENSES
General and administrative	418,866	554,148
Research and development	29,871	164,525
Depreciation and amortization	35,520	29,245
Total operating expenses	484,257	747,918

Net loss before other expenses	(484,116)	(347,918)

OTHER EXPENSE
Interest expense	(10,174)	(1,333)
Total other income (expense)	(10,174)	(1,333)

Loss from operations before income taxes	(494,290)	(349,251)

Income taxes	—	—

Net loss	$(494,290)	(349,251)

Basic and diluted net loss per share	$(0.02)	$(0.02)

Weighted average shares outstanding	22,542,863	23,237,500

The accompanying notes are an integral part of these financial statements.

5

Paradigm Convergence Technologies Corporation

(Formerly EUR-ECA, Ltd.)

Statements of Stockholders’ Equity (Deficit)

						Total
			Additional			Stockholders’
	Common Stock		Paid-in	Treasury	Accumulated	Equity
	Shares	Amount	Capital	Stock	Deficit	(Deficit)

Balance – December 31, 2013	15,100,000	$15,100	$595,339	$—	$(929,790)	$(319,351)

Shares issued for cash during 2014	4,650,000	4,650	465,350	—		470,000
Shares and options issued for cash	2,500,000	2,500	247,500	—		250,000
Shares issued for services during 2014	1,437,500	1,438	142,312	—		100,000
Shares issued for conversion of debt	—	—	—	—		43,751
Shares repurchased by Company	(450,000)	—	(44,550)	(450)		(45,000)
Net loss for the year ended December 31, 2014	—	—	—	—	(349,251)	(349,251)

Balance – December 31, 2014	23,237,500	$23,688	$1,405,951	$(450)	$(1,279,041)	$150,148

Shares issued for cash during 2015	1,175,000	1,175	116,325	—	—	117,500
Shares issued for services 2015	325,000	325	32,175	—	—	32,500
Shares cancelled for patent reduction	(6,000,000)	(6,000)	6,000	—	—	—
Shares issued for conversion of debt	2,000,000	2,000	198,000			200,000
Beneficial conversion feature	—	—	1,615	—	—	1,615
Net loss for the year ended December 31, 2015	—	—	—	—	(494,290)	(494,290)

Balance – December 31, 2015	20,737,500	$21,188	$1,760,066	$(450)	$(1,773,331)	$7,473

The accompanying notes are an integral part of these financial statements.

6

Paradigm Convergence Technologies Corporation

(Formerly EUR-ECA, Ltd.)

Statements of Cash Flows

	For the year ended December 31,
	2015	2014
Cash Flows from Operating Activities
Net loss	$(494,290)	$(349,251)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation and amortization	35,520	29,245
Amortization of beneficial conversion feature	181	—
Common stock issued for services	32,500	143,751
Changes in operating assets and liabilities:
Accounts receivable	(61)	—
Inventory	(32,651)	—
Prepaid expenses	(10,054)	—
Deposits	(21,450)	—
Accounts payable	34,824	(6,774)
Accrued expenses	9,636	7,972
Deferred revenue	1,398	(400,000)
Net cash used in operating activities	(444,447)	(575,057)

Cash Flows from Investing Activities
Purchase of fixed assets	(29,808)	(66,550)
Net cash used in investing activities	(29,808)	(66,550)

Cash Flows from Financing Activities
Proceeds from notes payable-related parties	342,434	470,000
Repayment of due to shareholder and notes payable-related parties	(13,767)	(45,000)
Proceeds from notes payable	50,000	92,820
Repayment of notes payable	(25,000)	(118,657)
Proceeds from convertible notes payable	25,000	—
Proceeds from common stock issued for cash	117,500	250,000
Net cash provided by financing activities	496,167	649,163

Net increase in cash	21,912	7,556

Cash and cash equivalents at beginning of period	20,574	13,018

Cash and cash equivalents at end of period	$42,486	$20,574

Supplemental Cash Flow Information:
Cash paid for interest	$—	$1,333
Cash paid for Income taxes	$—	$—

Non-Cash Investing and Financing Activities
Common stock issued for conversion of debt	$200,000	$—
Beneficial conversion feature	$1,615	$—
Common stock cancelled	$6,000	$—
Assignment of notes payable to convertible notes	$25,000	$—

The accompanying notes are an integral part of these financial statements.

7

PARADIGM CONVERGENCE TECHNOLOGIES CORPORATION

(Formerly EUR-ECA, Ltd.)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations – Paradigm Convergence Technologies Corporation (the Company) is located in Lenexa, Kansas. The Company was formed June 6, 2012 under the name EUR-ECA, Ltd. The Company is a technology licensing company specializing in environmentally safe solutions for global sustainability. The Company provides innovative products and technologies for eliminating biocidal contamination from water supplies, industrial fluids, hard surfaces, food processing equipment, and medical devices.

On September 11, 2015 the Company’s Board of Directors authorized the Company to file with the Nevada Secretary of State to change its name to Paradigm Convergence Technologies Corp. The Company determined that this more accurately reflected the direction of the company.

Use of Estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods.  Actual results could differ from those estimates.

Cash and Cash Equivalents – Cash and cash equivalents are considered to be cash and a highly liquid security with original maturities of three months or less. The cash and equivalents of $42,486 and $20,574 at December 31, 2015 and 2014, respectively, represent cash on deposit in various bank accounts.

Fair Value of Financial Instruments - The carrying amounts reported in the balance sheets for accounts payable and accrued liabilities approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amounts reported for notes payable approximate fair value because the underlying instruments are at interest rates which approximate current market rates.

Accounts Receivable – Trade accounts receivable are recorded at the time product is shipped or services are provided including any shipping and handling fees. The Company has established an allowance for bad debts based on a percentage of accounts receivable that are 90 days and over. The charge to the allowance account was $nil and $nil in the years ended December 31, 2015 and 2014, respectively.

Inventories – Inventories are stated at the lower of cost or market. Cost is determined by using the first in, first out (FIFO) method. As of December 31, 2015 and 2014, the inventory consists of finished goods that the Company is holding for resale or has them out on consignment and parts for equipment to be built in the future. There was no obsolete inventory as of December 31, 2015 and 2014.

Business Condition – The Company has suffered accumulated losses of $1,773,331 and used cash in operating activities of $444,447 and $575,057 during the years ended December 31, 2015 and 2014, respectively. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

From 2012 through 2015 the Company raised $1,515,934 in capital, through the issuance of common stock and promissory notes. The notes had an annual interest rate of 0-6% and was secured by the Company’s assets and personal guarantees of the largest shareholder.

Property and Equipment– Property and equipment are stated at cost.  Additions and major improvements are capitalized while maintenance and repairs are charged to operations.  Upon trade-in, sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is recognized.

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PARADIGM CONVERGENCE TECHNOLOGIES CORPORATION

(Formerly EUR-ECA, Ltd.)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 1 – Nature of Business and Summary of Significant Accounting Policies (Continued)

Valuation of Long-lived Assets – The carrying values of the Company’s long-lived assets are reviewed for impairment annually and whenever events or changes in circumstances indicate that they may not be recoverable. When projections indicate that the carrying value of the long-lived asset is not recoverable, the carrying value is reduced by the estimated excess of the carrying value over the projected discounted cash flows. Under similar analysis no impairment was recorded during the year ended December 31, 2015 and 2014. Impairment tests are conducted on an annual basis and, should they indicate a carrying value in excess of fair value, additional impairment charges may be required.

Intangible Assets – Costs to obtain or develop patents are capitalized and amortized over the remaining life of the patents, and technology rights are amortized over their estimated useful lives. The Company currently has the right to several patents and proprietary technology.  Patents and technology are amortized from the date the Company acquires or is awarded the patent or technology right, over their estimated useful lives, which range from 5 to 15 years.  An impairment charge is recognized if the carrying amount is not recoverable and the carrying amount exceeds the fair value of the intangible assets as determined by projected discounted net future cash flows.

Research and Development – Research and development costs are recognized as an expense during the period incurred, which is until the conceptual formulation, design, and testing of a process is completed and the process has been determined to be commercially viable.

Revenue Recognition – Revenue is recognized when persuasive evidence of an arrangement exists, services have been provided or goods delivered, the price to the buyer is fixed or determinable and collectability is reasonably assured. Revenue from the sale of products is recorded at the time of shipment to the customers.  Revenue from contracts to license technology to others is immediately recognized since it is a non-refundable deposit.

Basic and Diluted Loss Per Share – Basic loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period.  Diluted loss per share is computed by dividing net loss by the weighted-average number of common shares and dilutive potential common shares outstanding during the period. As of December 31, 2015, there were outstanding common share equivalents (options) which amounted to 2,551,940 of common stock. These common share equivalents were not included in the computation of diluted loss per share as their effect would have been anti-dilutive, thereby decreasing loss per common share.

Recent Accounting Pronouncements – The Company has reviewed all other FASB-issued ASU accounting pronouncements and interpretations thereof that have effective dates during the period reported and in future periods. The Company has carefully considered the new pronouncements that alter previous GAAP and does not believe that any new or modified principles will have a material impact on the company’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of the Company’s financial management and certain standards are under consideration.

NOTE 2 – PROPERTY AND EQUIPMENT

Depreciation is computed using the straight-line method and is recognized over the estimated useful lives of the property and equipment, which range from three to ten years.  Depreciation expense was $11,039 and $4,814 for the year ended December 31, 2015 and 2014 respectively and is included in the general and administrative expense on the statement of operations.  No impairment was recognized during the twelve months ended December 31, 2015. Property and equipment at December 31, 2015 and 2014 consisted of the following:

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PARADIGM CONVERGENCE TECHNOLOGIES CORPORATION

(Formerly EUR-ECA, Ltd.)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 2 – PROPERTY AND EQUIPMENT (Continued)

December 31,	2015	2014

Machinery and equipment	$85,336	$64,336
Office equipment	8,621	2,213
Leasehold improvements	2,400	—

Total Property and equipment	96,357	66,549

Less: Accumulated depreciation	(15,853)	(4,814)

Property and equipment, net	$80,504	$61,735

NOTE 3 – GOODWILL AND INTANGIBLE ASSETS

Intangible Assets – The components of intangible assets at December 31, 2015 and 2014 were as follows:

December 31, 2015	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

Patents	$100,439	$(83,690)	$16,749

December 31, 2014	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

Patents	$100,439	$(59,210)	$41,229

Patent amortization was $24,481 and $24,431 for the year ended December 31, 2015 and 2014, respectively.  Patent amortization is charged to operations.

Estimated aggregate annual amortization expense for the years 2016 is $16,749.

NOTE 4 – INCOME TAXES

There was no provision for, or benefit from, income tax during the years ended December 31, 2015 and 2014 respectively.  The components of the net deferred tax asset as of December 31, 2014 and 2014:

December 31,	2015	2014
Operating loss carry forwards	$673,866	$486,036
Depreciation & amortization	$(33,894)	$(20,397)

Stock-based compensation	$(76,084)	$(63,734)
Total Deferred Tax Assets	$563,888	$401,905
Valuation allowance	$(563,888)	$(401,905)
Net Deferred Tax Asset	$—	$—

10

PARADIGM CONVERGENCE TECHNOLOGIES CORPORATION

(Formerly EUR-ECA, Ltd.)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 4 – INCOME TAXES (Continued)

Federal and state net operating loss carry forwards at December 31, 2015 were $1,483,915. The net operating loss carry forwards expire between 2034 and 2035.

The following is a reconciliation of the amount of benefit that would result from applying the federal statutory rate to pretax loss with the provision for income taxes for the years ended December 31, 2015 and 2014, respectively:

For the Years Ended December 31,	2015	2014
Tax at statutory rate (34%)	$(187,830)	$(132,715)
Non-deductible expenses	$25,848	65,757

Change in valuation allowance	$161,983	$66,958
State tax benefit, net of federal tax effect	—	—
Provision for Income Taxes	$—	$—

In June 2006, FASB issued FASB ASC 740-10-05-6. The Company adopted FASB ASC 740-10-05-6 on January 1, 2013. Under FASB ASC 740-10-05-6, tax benefits are recognized only for the tax positions that are more likely than not be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon ultimate settlement. Unrecognized tax benefits are tax benefits claimed in the company's tax return that do not meet these recognition and measurement standards.

Upon the adoption of FASB ASC 740-10-05-6, the Company had no liabilities for unrecognized tax benefits and, as such, the adoption had no impact on its financial statements, and the Company has recorded no additional interest or penalties. The Adoption of FASB ASC 740-10-05-6 did not impact the Company's effective tax rates.

The Company's policy is to recognize potential interest and penalties accrued related to unrecognized tax benefits with the income tax expense. For the years ended December 31, 2015, and 2014, the Company did not recognize any interest or penalties in its Statement of Operations, nor did it have any interest or penalties accrued in its Balance Sheet at December 31, 2015 and 2014 relating to unrecognized benefits.

The tax years 2015, 2014, 2013 and 2012 remain open to examination for federal income tax purposes and by other major taxing jurisdictions to which the Company is subject.

NOTE 5 – CAPITAL STOCK

Common Stock

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share. During the year ended December 31, 2015 and 2014 there were 3,500,000 and 8,587,500 shares of common stock issued respectively. There were 6,000,000 shares of common stock cancelled in 2015.

In 2015, the Company issued 1,175,000 shares of common stock to multiple investors at an average price of $.10 for proceeds of $117,500.

In 2015, the Company issued 2,000,000 shares of common stock to the Company President in lieu of $200,000 of notes payable-related parties.

11

PARADIGM CONVERGENCE TECHNOLOGIES CORPORATION

(Formerly EUR-ECA, Ltd.)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 5 - CAPITAL STOCK (Continued)

In 2015, the Company issued 325,000 shares of common stock for various services performed by two unrelated individuals.

During 2015, the CEO and President contributed three million shares of common stock each, for a total of six million shares of common stock, back to the Company which were then cancelled. This was the result of re-figuring the value of the plastic patent contributed in 2012 that was given in consideration of the shares of common stock.

In 2014, the Company issued 4,650,000 shares of common stock to multiple investors at an average price of $.10 for proceeds of $470,000.

In 2014, the Company issued 1,000,000 shares of common stock for management services to a related party.

In 2014, the Company issued 37,500 shares of common stock for various services performed by several unrelated individuals.

Treasury Stock - In 2014 the Company repurchased 450,000 common shares of stock from a former officer as part of a termination agreement, at $.10 per share. The shares had been issued to this officer earlier in the year as part of an employment agreement.

Stock Options

On May 21, 2014 the Company issued 2,500,000 common stock units to a greater than 10% investor for proceeds of $250,000. The common stock units each consist of one share of common stock and an option to purchase one share of common stock at $.10 per share for 5 years. The common stock units vest immediately and the exercise option expires on May 20, 2019. As of December 31, 2015, the investor has not exercised any options and, as such, 2,500,000 potential common shares remain outstanding.

NOTE 6 – LEASE COMMITMENT

On September 1, 2015 the Company signed a lease for office and manufacturing space in Little River, South Carolina. The lease provides for a lease rate of $1,500 per month for a period of six months. The Company has an option to extend the lease for an additional two years at $1,500 per month.

On August 1, 2015 the Company signed a lease for approximately 500 square feet of office space in Lenexa, Kansas. The term of the lease is for one year at $1,000 per month with an option to renew for two additional years at the same rate. The start of the lease was delayed to December 1, 2015 in order to remodel the office. On November 30, 2015 the lease was amended again to add approximately 150 square feet and raise the rent to $1,500 per month for the term of the lease.

NOTE 7 – RELATED PARTY TRANSACTIONS

On May 1, 2014, the Company issued 2,500,000 shares of its common stock and an option to buy 2,500,000 shares of common stock (or a "Common Stock" unit) at an exercise price of $.10 per share expiring in five years to a 10% shareholder for proceeds of $250,000. As of December 31, 2014, the investor has not exercised any options and, as such, 2,500,000 potential shares remain outstanding.

In 2015 the Company issued 2,000,000 shares of stock to the Company President in lieu of payment of $200,000 of notes payable-related parties.

12

PARADIGM CONVERGENCE TECHNOLOGIES CORPORATION

(Formerly EUR-ECA, Ltd.)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 7 – RELATED PARTY TRANSACTIONS (continued)

During 2014, the President periodically paid Company expenses on its behalf $5,000 from his personal funds. These were subsequently reimbursed to him except for amounts reflected as a liability on the balance sheet as “Due to share holder”.

From February 2015 to November 2015, the Company entered into12 promissory notes with the Company President for proceeds of $307,000. $200,000 of the amount due was exchanged for 2,000,000 shares of common stock at a par value of $.10 per share. These notes are due in 12 months from their issuance dates (between February 2015 and November 2016) are unsecured and bear and interest at 5% per annum.

On June 11, 2015, the Company entered into a Promissory Note with Duedi Global for $5,000. The terms of the note include a maturity date one month from the origination date and no interest. The Company repaid this note before year end, leaving no balance outstanding on this Promissory Note at December 31, 2015.

On November 25 and December 10, 2015 the Company entered into two additional Promissory Notes with Duedi Global for $5,000 and $25,000, respectively. The terms of both notes include maturity dates six months from their origination dates and interest at the rate of 5% per annum.

NOTE 8 –CONVERTIBLE NOTES PAYABLE

In March 2015, the Company entered into two promissory notes for $25,000 each with two non-related parties. Both notes bear interest at 6% per annum, are unsecured and were due on September 24, 2015. Both loans were paid down by $12,500 each in August 2015. On November 20, 2015, both lenders agreed to settle the two promissory notes in exchange for two $25,000 convertible note agreements and for loaning back the $12,500 that had been repaid in August. The convertible notes are due on November 20, 2016 with 6% interest per annum and allows them to convert the debt to ONE SHARE OF STOCK AND A WARRANT (“Unit”) at a $.10 exercise price for up to six months, at $.40 per common share from six months to nine months and at $1.00 per common share from nine months to one year. The warrant gives the holder the right to purchase a common share at $1.00 per common share over a three-year period. This resulted in a beneficial conversion feature discount of $1,615 of which $181 was amortized through year end. There are 50,000 units available for conversion at year end as neither of the note holders exercised the conversion options during the year.

NOTE 9 –AGREEMENTS

In 2013 the Company entered into an agreement with Centrix Partners (Centrix), a Chinese Corporation, for the exclusive rights to market bio-degradable plastics under our patent exclusively in China. In connection with this agreement, Centrix paid the Company a non-refundable deposit $400,000 for the rights to market and license one of the Company’s products in Asia. In 2013, this payment was reflected on the balance sheet as “Deferred revenue” because the agreement had not been finalized. The agreement was not executed until June 2014 triggering the recognition of the non-refundable deposit of $400,000 as "Revenue".

In 2012, the Company entered into a "Distribution agreement" with Duedi Srl, an Italian limited liability company, which granted the Company an exclusive license to commercialize the licensed technology in all current and future potentials of use throughout the United States and Canada. The current technology included equipment and intellectual property that is capable of making "anolyte". The agreement called for the Company to issue 2,500,000 shares of common stock at a par value of $.001 per share and to pay a royalty of $0.25 per gallon of anolyte sold. The 2,500,000 shares were never issued to Duedi because of the anticipated amendment to the agreement. The agreement was amended in June 2014 to remove the exclusivity to the United States and Canada. The terms of the amended agreement call for the issuance of up to 1,000,000 shares of common stock at a par value of $.001 per share at the discretion of the Company President. It also requires the company to purchase up to $150,000 of Duedi equipment by year two and up to $300,000 of Duedi equipment by year three. Through December 31, 2015, the Company has purchased $224,846 worth

13

PARADIGM CONVERGENCE TECHNOLOGIES CORPORATION

(Formerly EUR-ECA, Ltd.)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 9 –AGREEMENTS (Continued)

of Duedi equipment. To date none of the potential 1,000,000 shares of common stock have been issued to Duedi. On September 14, 2015 a deposit of $10,000 was paid to Duedi for additional equipment.

On July 5, 2015 the Company amended its Distributor Agreement with Duedi Srl which provides for an issuance of up to 1,000,000 shares of common stock. The shares will be issued at the discretion of the Company President based upon improvement to the technology of the equipment and EPA registration approval of the fluids produced by Duedi equipment. To date, none of the 1,000,000 shares of common stock has been issued. The term of the Agreement is from July 15, 2015 to July 15, 2020.

On October 1, 2015, the Company entered into an agreement with Florida Pesticide Research, Inc. to perform research & development testing on citrus trees in Florida.

On December 15, 2015 a consultant for the Company advanced $434 to the company that was paid back during the year.

NOTE 10 – COMMITMENTS

The Company has entered into consulting agreements with two individuals to provide various services to the Company. As of January 1, 2015 the agreements provide for total monthly payments as follows:

$2,500 15,000 Shares per month

$2,000 12,500 Shares per month

The agreements expire December 31, 2015.

On June 9, 2015 the Company entered into a consulting agreement with one individual to provide various services to the Company. The Company has agreed to pay up to $50,000 in fees to this individual to include all costs associated with the development and procurement of sales including, but not limited to: his time, all testing by the individual and/or other labs at his direction, all travel expenses, sales and marketing brochures and any and all other costs associated with the sales of Anolyte fluids to a specific industry and all related parties. The agreement expires December 31, 2015.

On July 29, 2015 the Company entered into a consulting agreement with an individual to provide various services to the Company. The agreement provides for total monthly payments of $3,000 per month and additional payments to cover the individual's health insurance costs. The agreement expires December 31, 2015.

NOTE 11 - SUBSEQUENT EVENTS

Subsequent to December 31, 2015 the Company entered into the following agreements:

In January, 2016 the Company entered into employment agreements with three employees that were formerly consultants to the Company. The agreements provide for total monthly compensation of $12,500 and options to purchase up to 220,000 shares of the Company’s common stock over a three-year period at a price of $0.25 per share.

In January the Company renewed the employment agreement for the President of the Company. The term of the agreement is for two years. The President will be paid $2,000 per month for the term of the agreement.

In January of 2016 the Company entered into a "Memorandum of Understanding" with Beacon Capital Company to enter into a business relationship to develop, promote and sell the citrus applications for Anolyte and Catholyte.

On February 1, 2016 the Company entered into a consulting agreement with an individual to develop the Annihilyzer business for the Company.

14

PARADIGM CONVERGENCE TECHNOLOGIES CORPORATION

(Formerly EUR-ECA, Ltd.)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 11 – SUBSEQUENT EVENTS (Continued)

On March 1, 2016 the Company extended the lease agreement in Little River, South Carolina for a period of six months. We agreed to increase the amount of space by about 3,000 square feet and increase the rent to $1,500 per month.

On March 17, 2016 the Company entered into an agreement with Florida Pesticide Research, Inc. to perform extensive research & development on citrus trees in Florida.

15